UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 15, 2016
Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13601 North Freeway, Suite 200, Fort Worth, TX 76177
(Address of Principal Executive Offices)

888-998-2468
(Registrant’s telephone number, including area code)

20333 South Normandie Avenue, Torrance, California 90502
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets:
Completion of the Sale of Former Corporate Headquarters
On July 15, 2016, pursuant to that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated April 11, 2016, as amended by that certain First Amendment thereto dated June 1, 2016 (collectively, the “Purchase and Sale Agreement”), by and between Farmer Bros. Co., a Delaware corporation (the “Company”), and Bridge Acquisition, LLC, a Delaware limited liability company (“Buyer”), the Company completed the previously-announced sale of certain property, including the Company’s former headquarters, located at 20333 S. Normandie Avenue, Torrance, CA 90502 (the "Torrance Property"), consisting of approximately 665,000 square feet of buildings located on approximately 20.33 acres of land, for an aggregate cash sale price of $43.0 million (which sale price was subject to customary adjustments for closing costs and documentary transfer taxes).
As contemplated under the Purchase and Sale Agreement, following the closing the Company will lease back the Torrance Property on a triple net basis through October 31, 2016 at zero base rent, subject to two one-month extensions at the Company’s option at a base rent of $100,000 per month. There are no material relationships between Buyer and the Company, or any of its affiliates, directors, officers, or their associates, other than in respect of the transactions contemplated by the Purchase and Sale Agreement.
The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Purchase and Sale Agreement filed as Exhibit 10.41 to the Company’s Quarterly Report on Form 10‑Q for the quarter ended March 31, 2016 filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2016 and incorporated herein by reference.
Forward-Looking Statements
Certain statements contained in this report are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “could,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. The Company intends these forward-looking statements to speak only at the time of this report and does not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the SEC. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the timing and success of exiting from the Torrance Property; the diversion of management time on transaction-related issues; weather and special or unusual events, as well as other risks described in this report and other factors described from time to time in the Company’s filings with the SEC.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1
Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of April 11, 2016, by and between Farmer Bros. Co. as Seller, and Bridge Acquisition, LLC as Buyer (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 6, 2016 and incorporated herein by reference).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2016

FARMER BROS. CO.

By:	/s/ Isaac N. Johnston, Jr.
Isaac N. Johnston, Jr.
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of April 11, 2016, by and between Farmer Bros. Co. as Seller, and Bridge Acquisition, LLC as Buyer (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 6, 2016 and incorporated herein by reference).